Exhibit 3.2

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

CARA THERAPEUTICS, INC.

Cara Therapeutics, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of the State of Delaware (the “DGCL”), does hereby certify as follows:

FIRST: The name of the corporation is Cara Therapeutics, Inc., (hereinafter referred to as the “Corporation”).

SECOND: The date of filing its original Certificate of Incorporation with the Secretary of State was July 2, 2004.

THIRD: Pursuant to Section 242 of the DGCL, this Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Amendment”) hereby amends Article Fourth of the Amended and Restated Certificate of Incorporation of the Corporation, as amended from time to time (the “Restated Certificate”) as set forth below to amend and restate the first paragraph of Article Fourth and to amend the first paragraph of Part C of Article Fourth.

1. The first paragraph of Article Fourth of the Restated Certificate is hereby amended and restated to read in its entirety as follows:

1.

“The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 50,000,000 shares of Common Stock, $0.001 par value per share (the “Common Stock”) and (ii) 29,402,200 shares of Preferred Stock, $0.001 par value per share (the “Preferred Stock”).”

2. The reference to “9,353,283 shares” in the first paragraph of Part C of Article FOURTH of the Restated Certificate be and hereby is deleted in its entirety and “12,260,845 shares” is inserted in lieu thereof.

FOURTH: The foregoing Certificate of Amendment has been duly approved and adopted by the Board of Directors and stockholders of the Corporation in accordance with Sections 141, 228 and 242 of the DGCL.

FIFTH: Other than as set forth in this Certificate of Amendment, the Restated Certificate shall remain in full force and effect, without modification, amendment or change.

[Signature page follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Amended and Restated Certificate of Incorporation to be executed by a duly authorized officer of this corporation on this 18th day of September, 2013.

CARA THERAPEUTICS, INC.

By:	/s/ Derek Chalmers
Name:	Derek Chalmers
Title:	President